Exhibit 10.1

CLAYTON HOLDINGS, INC.

LIMITED WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT

This LIMITED WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of February 21, 2008 and entered into by and among CLAYTON HOLDINGS, INC. (“Company”), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF, and BNP PARIBAS, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and solely for purposes of Section 5 hereof, the Subsidiary Guarantors.  Reference is made to the Credit Agreement dated as of December 8, 2005, as amended by the First Amendment to Credit Agreement dated as of January 11, 2006, the Second Amendment to Credit Agreement dated as of May 2, 2006, and the Third Amendment to Credit Agreement dated as of March 15, 2007 (as so amended, the “Credit Agreement”), among Company, the Lenders party thereto and Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

                                                WHEREAS, Company and Requisite Lenders desire to amend the Credit Agreement to make certain modifications and waivers as set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.                                                    AMENDMENTS TO CREDIT AGREEMENT

A.                                    Amendments to Subsection 1.1 — Certain Defined Terms.

(i)                                     Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“Cash Availability” means, at any date of determination, an amount equal to the sum of (a) the aggregate amount of Cash held by the Company, minus (b) appropriate reserves for earn-out payment obligations in connection with the acquisition of Clayton Euro, plus (c) the Revolving Loan Commitment Amount, minus (d) the Total Utilization of Revolving Loan Commitments; provided, however, that in the event that as of such date of determination, the conditions to borrowing set forth in subsection 4.2 (other than (x) subsection 4.2B(i) only with respect to the bring-down of the representations and warranties in the first sentence in subsection 5.4, and (y) clause (i) of subsection 4.2B(v)) cannot be satisfied, then “Cash Availability” shall be limited to the sum of the aggregate amount of Cash held by the Company minus appropriate reserves for earn-out payment obligations in connection with the acquisition of Clayton Euro.

“Clayton UK” means Clayton Holdings UK Limited (Company # 6176147).

“Clayton Euro” means Clayton Euro Risk Limited (Company # 03345660).

“Covenant Waiver Period” means the period beginning on the Fourth Amendment Effective Date and ending on (and including) December 31, 2008.

“Fourth Amendment” means that certain Limited Waiver and Fourth Amendment to Credit Agreement, dated as of February 21, 2008, by and among Company, the Subsidiary Guarantors, the Lenders party thereto and Administrative Agent.

“Fourth Amendment Effective Date” means the date the Fourth Amendment became effective in accordance with its terms.

“Cash Availability Covenant Termination Date” means the date that financial statements together with a related Compliance Certificate are delivered to Administrative Agent pursuant to subsections 6.1(iii) and (v) for the Fiscal Quarter ending March 31, 2009.

“Pounds” or “£” means the lawful currency of the United Kingdom.

“Supplemental Compliance Certificate” means a certificate substantially in the form of Exhibit XIII annexed hereto.

(ii)                                  The definition of “Asset Sale” set forth in subsection 1.1 of the Credit Agreement is hereby amended by deleting clause (d) of the parenthetical contained therein in its entirety and substituting the following therefor:

“(d) any such other assets if the aggregate fair market value of such assets sold does not exceed $1,000,000 since the Fourth Amendment Effective Date”

B.                                    Amendment to Subsection 2.1A(ii) — Revolving Loans.  The second sentence of subsection 2.1A(ii) of the Credit Agreement is hereby amended by deleting such sentence in its entirety and substituting the following therefor:

“As of the Fourth Amendment Effective Date, the amount of each Revolving Lender’s Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of such Revolving Loan Commitments is $10,000,000; provided that the amount of the Revolving Loan Commitment of each Revolving Lender shall be adjusted to give effect to any assignment of such Revolving Loan Commitment pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4 and increased from time to time by the amount of any increases thereto made pursuant to subsection 2.1(iv).”

The notice requirements for voluntary reductions of Revolving Loan Commitments set forth in subsection 2.4B(ii) of the Credit Agreement are hereby waived with respect to the reductions effectuated by this Amendment.

C.                                    Amendments to Subsection 2.2A — Rate of Interest.  Subsection 2.2A of the Credit Agreement is hereby amended by deleting clause (i) thereof in its entirety and substituting the following therefor:

“(i) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, Base Rate Loans shall bear interest through maturity at the sum of the Base Rate plus 2.00% per annum, and LIBOR Loans shall bear interest through maturity at the sum of Adjusted LIBOR plus 3.00% per annum.”

D.                                    Amendment to Subsection 2.4B(iii) — Mandatory Prepayments.  Subsection 2.4B(iii)(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“(a)                            Prepayments and Reductions From Net Asset Sale Proceeds.  No later than five (5) Business Days following the receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans and/or the Revolving Loan Commitment Amount shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds.”

E.                                      Amendment to Subsection 2.4B — Prepayments and Unscheduled Reductions in Revolving Loan Commitment Amount.  Subsection 2.4B of the Credit Agreement is hereby amended by adding the following new clauses (v) and (vi) to the end thereof:

“(v)                           Repayment of Term Loans.  After the Fourth Amendment Effective Date and on or prior to March 31, 2009, the Company shall make one or more prepayments of Term Loans pursuant to subsection 2.4B in an aggregate principal amount equal to not less than $5,000,000.

(vi)                              Repayment of Revolving Loans and Swing Line Loans.  On March 31, 2009 the Company shall reduce the outstanding balance of Revolving Loans and Swing Line Loans to zero.  The Company may subsequently reborrow under the Revolving Loan Commitments subject to the conditions set forth in the Credit Agreement.”

F.                                      Amendment to Subsection 6.1 — Financial Statements and Other Reports.  Subsection 6.1 of the Credit Agreement is hereby amended as follows:

(i)                                     Subsection 6.1(v) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“(v)                           Compliance Certificates:  (a) together with each delivery of financial statements pursuant to subdivisions (iii) and (iv) above, an Officer’s Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; (b) together with each delivery of financial statements pursuant to subdivisions (iii) and (iv) above, a Compliance Certificate demonstrating in reasonable detail compliance at the end of the applicable accounting periods with the restrictions contained in subsection 7.6A, 7.6B and 7.6C; and (c) within 10 Business Days after the end of each calendar month ending during the period beginning on the Fourth Amendment Date and ending on the Cash Availability Covenant Termination Date, a Supplemental Compliance Certificate demonstrating in reasonable detail compliance at the end of such month with the restrictions contained in subsection 7.6D;”

(ii)                                  Subsection 6.1(vi) of the Credit Agreement is hereby amended by deleting each reference to “ (ii), (iii) or (xii)” or “(ii), (iv) or (xii)” contained therein and substituting “(iii), (iv) or (xiii)” therefor.

(iii)                               Subsection 6.1(vii) of the Credit Agreement is hereby amended by deleting the reference to “subdivision (iii)” contained therein and substituting “subdivision (iv)” therefor.

(iv)                              Subsection 6.1(xiii) of the Credit Agreement is hereby amended by inserting the following at the end thereof:

“on or prior to December 31, 2008, Company shall have delivered to Administrative Agent (a) a financial plan based upon reasonable assumptions setting forth a plan for compliance with the covenants set forth in subsections 2.4B(v) and (vi) and that takes into account earn-out payment obligations in connection with the acquisition of Clayton Euro, and related currency risk, and (b) an Officer’s Certificate signed by the chief financial officer of the Company certifying that such financial plan is based upon reasonable assumptions;”

G.                                    Amendments to Subsection 7.1 — Indebtedness.  Subsection 7.1 of the Credit Agreement is hereby amended as follows:

(i)                                     Subsection 7.1(vi) of the Credit Agreement is hereby amended by adding “and the aggregate principal amount of such Indebtedness does not exceed $1,000,000 at any time outstanding” to the end of such subsection.

(ii)                                  Subsection 7.1(vii) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting “[Intentionally Omitted.]” therefor.

(iii)                               Subsection 7.1(viii) of the Credit Agreement is hereby amended by deleting the reference to “$5,000,000” contained therein and substituting “$1,000,000” therefor.

H.                                    Amendments to Subsection 7.2A — Prohibition on Liens.  Subsection 7.2A of the Credit Agreement is hereby amended as follows:

(i)                                     Subsection 7.2A(iii) of the Credit Agreement is hereby amended by deleting the reference to “$10,000,000” contained therein and substituting “$1,000,000” therefor..

(ii)                                  Subsection 7.2A(vii) of the Credit Agreement is hereby amended by deleting the reference to “$5,000,000” contained therein and substituting “$1,000,000” therefor.

I.                                         Amendments to Subsection 7.3 — Investments; Acquisitions.  Subsection 7.3 of the Credit Agreement is hereby amended as follows:

(i)                                     Subsection 7.3(vi) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“(vi)                        Company may (a) continue to hold any Investments in Clayton UK and Clayton Euro made prior to the Fourth Amendment Effective Date in compliance with the Credit Agreement as in effect immediately prior to the Fourth Amendment Effective Date, and (b) make additional Investments in Clayton UK and Clayton Euro from and after the Fourth Amendment Effective Date for purposes of satisfying earn-out obligations in connection with the acquisition of Clayton Euro in an aggregate amount not to exceed £1,250,000; provided that the aggregate amount of all Investments made pursuant to clauses (a) and (b) shall not to exceed $10,000,000.”

(ii)                                  Subsection 7.3(ix) of the Credit Agreement is hereby amended by deleting the reference to “$25,000,000” contained therein and substituting “$4,000,000” therefor.

(iii)                               Subsection 7.3(xi) of the Credit Agreement is hereby amended by deleting the reference to “$5,000,000” contained therein and substituting “$1,000,000” therefor.

J.                                      Amendments to Subsection 7.4 — Contingent Obligations.  Subsection 7.4(vii) of the Credit Agreement is hereby amended by deleting the reference to “$5,000,000” contained therein and substituting “$1,000,000” therefor.

K.                                    Amendment to Subsection 7.6 — Financial Covenants.  Subsection 7.6 of the Credit Agreement is hereby amended by adding the following new subsection 7.6D to the end thereof:

“D.                             Minimum Cash Availability.  During the period from the Fourth Amendment Effective Date through the Cash Availability Covenant Termination Date, Company shall not permit Cash Availability as at any date to be less than $6,000,000; provided that at Company’s election, the foregoing covenant will cease to apply for a period not to exceed five Business Days, which election shall not be made more than twice during the period from the Fourth Amendment Effective Date through the Cash Availability Covenant Termination Date and which five-Business-Day periods shall be separated by not less than one Business Day.  Notwithstanding anything to the contrary in the foregoing, the failure of Company to comply with the covenant set forth in this subsection 7.6D (the “Minimum Cash Availability Covenant”) shall not constitute an Event of Default if such failure results solely from the Company’s inability to make the representations and warranties set forth in the first sentence of subsection 5.6 and (i) the Company provides Administrative Agent with written notice of such failure within five Business Days after such failure, (ii) concurrently with such notice, Company delivers a plan based on reasonable assumptions for re-establishing full compliance with the Minimum Cash Availability Covenant within 30 days after such failure initially occurred, and (iii) the Company is in compliance with the Minimum Cash Availability Covenant within 30 days after such failure initially occurred.”

L.                                     Amendment to Subsection 7.7 — Restriction on Fundamental Changes; Asset Sales.  Subsection 7.7(v) of the Credit Agreement is hereby amended by deleting the reference to “of assets having an aggregate, cumulative fair market value not in excess of $5,000,000 per Fiscal Year” contained therein.

M.                                  Amendment to Subsection 7.8 — Consolidated Capital Expenditures.  Subsection 7.8 of the Credit Agreement is hereby amended by deleting the reference to “$20,000,000” contained therein and substituting “$8,000,000” therefor.

N.                                    Substitution of Schedule 2.1 — Lenders’ Commitments and Pro Rata Shares.  Schedule 2.1 to the Credit Agreement is hereby amended by replacing such schedule with Schedule 2.1 to this Amendment.

O.                                   Substitution of Schedule 5.1 — Subsidiaries of Company.  Schedule 5.1 to the Credit Agreement is hereby amended by replacing such schedule with Schedule 5.1 to this Amendment

P.                                     Addition of Exhibit XIII — Form of Supplemental Compliance Certificate.  The Exhibits to the Credit Agreement are hereby amended by adding a new Exhibit XIII in the form of Exhibit XIII to this Amendment.

SECTION 2.                                                    AMENDMENTS TO SECURITY AGREEMENT SCHEDULES

The Schedules to the Security Agreement are hereby amended and restated in their entirety as set forth on Exhibit A attached hereto.

SECTION 3.                                                    LIMITED WAIVERS; POST-AMENDMENT COVENANTS

A.                                    Waiver of Condition to Borrowing.

(i)                                     Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, the undersigned Lenders, constituting Requisite Lenders, hereby waive for the period commencing on the Fourth Amendment Effective Date through the Cash Availability Covenant Termination Date the conditions to borrowings under the Revolving Credit Facility set forth in (x) subsection 4.2B(i) of the Credit Agreement only with respect to the bring-down of the representations and warranties in the first sentence in subsection 5.4 of the Credit Agreement, and (y) clause (i) of subsection 4.2B(v) of the Credit Agreement.

(ii)                                  Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relate solely to the condition to borrowings under the Revolving Credit Facility set forth in subsections 4.2B(i) and 4.2B(v) of the Credit Agreement in the manner and to the extent described above, and nothing in this Section 3A shall be deemed to (a) constitute a waiver of the condition to borrowings under the Revolving Credit Facility set forth in subsections 4.2B(i) and 4.2B(v) of the Credit Agreement in any other instance or a waiver of any other term, provision or condition of the Credit Agreement, the Amended Agreement (as defined below) or any other instrument or agreement referred to therein, or (b) prejudice any right or remedy that any Agent may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement, the Amended Agreement or any other instrument or agreement referred to therein.

B.                                    Waiver of Certain Financial Covenants.

(i)                                     Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, the undersigned Lenders, constituting Requisite Lenders, hereby waive for the Covenant Waiver Period any Potential Events of Default or Events of Default arising from the failure of the Company to comply with subsections 7.6A, 7.6B and 7.6C of the Credit Agreement.

(ii)                                  Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relate solely to the noncompliance by Company with the provisions of subsections 7.6A, 7.6B and 7.6C of the Credit Agreement in the manner and to the extent described above, and nothing in this Section 3B shall be deemed to (a) constitute a waiver of compliance by Company with respect to subsection 7.6 of the Credit Agreement in any other instance or a waiver of any other term, provision or condition of the Credit

Agreement, the Amended Agreement (as defined below) or any other instrument or agreement referred to therein, or (b) prejudice any right or remedy that any Agent may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement, the Amended Agreement or any other instrument or agreement referred to therein.

C.                                    Waiver of Certain Affirmative Covenants.

(i)                                     Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, the undersigned Lenders, constituting Requisite Lenders, hereby waive any Potential Events of Default or Events of Default arising from the failure of Company to comply with subsection 6.8B of the Credit Agreement with respect to Clayton UK; provided that the foregoing waiver shall automatically cease to be effective and shall terminate upon Company’s failure to comply with the covenants set forth in Section 3D hereof within the time period specified therein.

(ii)                                  Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relate solely to the noncompliance by Company with the provisions of subsection 6.8B of the Credit Agreement in the manner and to the extent described above, and nothing in this Section 3C shall be deemed to (a) constitute a waiver of compliance by Company with respect to subsection 6.8B of the Credit Agreement in any other instance or a waiver of any other term, provision or condition of the Credit Agreement, the Amended Agreement (as defined below) or any other instrument or agreement referred to therein, or (b) prejudice any right or remedy that any Agent may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement, the Amended Agreement or any other instrument or agreement referred to therein.

D.                                    Post-Amendment Covenants.

The Company covenants and agrees that it shall promptly, but in any event not later than 60 days after the Fourth Amendment Effective Date (or such later date as Administrative Agent may agree in its sole discretion),  execute and deliver such documents and instruments and take all actions required by subsection 6.8B of the Credit Agreement relating to the formation of Clayton UK.

SECTION 4.                                                    REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Administrative Agent to enter into this Amendment, Company represents and warrants to each Lender and Administrative Agent that the following statements are true, correct and complete as of the Fourth Amendment Effective Date (as defined below):

A.                                    Corporate Power and Authority.  Each of Company and each Subsidiary Guarantor has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B.                                    Due Authorization.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company and each Subsidiary Guarantor.

C.                                    No Conflict.  The execution and delivery by Company and each Subsidiary Guarantor of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or Subsidiary Guarantors, the Organizational Documents of Company or Subsidiary Guarantors or any order, judgment or decree of any court or other agency of government binding on Company or Subsidiary Guarantors, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or Subsidiary Guarantors, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or Subsidiary Guarantors (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders and other Liens permitted under the Amended Agreement), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or Subsidiary Guarantors which have not been obtained, except for with respect to the foregoing clauses (i) , (ii) and (iv) above, such violations, conflicts, breaches, defaults or failures to obtain approvals or consents which could not reasonably be expected to have a Material Adverse Effect.

D.                                    Governmental Consents.  The execution and delivery by each of Company and each Subsidiary Guarantor of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority.

E.                                      Binding Obligation.  This Amendment and the Amended Agreement have been duly executed and delivered by each of Company and each Subsidiary Guarantor and are the legally valid and binding obligations of each of Company and each Subsidiary Guarantor, enforceable against Company and each Subsidiary Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.                                      Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION 5.                                                    ACKNOWLEDGEMENT AND CONSENT

A.                                    Each of Company and each Subsidiary Guarantor hereby acknowledges and agrees that the Credit Agreement, the Security Agreement and each other Collateral Document (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment (except, in the case of the Company, to the extent of the express modifications and waivers provided in this Amendment).  Each of Company and each Subsidiary Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement (other than the representations and warranties contained in the first sentence of subsection 5.4 of the Amended Agreement) and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Fourth Amendment Effective Date (as defined below) to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

B.            Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this

Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement.

SECTION 6.                                                    CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective and binding upon the parties hereto only upon the satisfaction of the following conditions precedent (the date such conditions are satisfied is hereafter referred to as the “Fourth Amendment Effective Date”):

A.                                    Amendment. Administrative Agent shall have executed this Amendment and received a counterpart of this Amendment that bears the signature of Company, Requisite Lenders (calculated as of the Fourth Amendment Effective Date), Administrative Agent and each of the Subsidiary Guarantors.

B.                                    Minimum Liquidity.  Cash Availability shall be not less than $6,000,000.

C.                                    Prepayment of Term Loans.  Company shall have prepaid Term Loans in an amount sufficient to result in the aggregate outstanding principal amount of Term Loans not exceeding $24,000,000, and the Administrative Agent and Required Lenders hereby waive the notice requirements only for such prepayment set forth in subsection 2.4B(i)(a) of the Credit Agreement.

D.                                    Completion of Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

E.                                      No Default.  No Potential Event of Default or Event of Default shall have occurred and be continuing.

SECTION 7.                                                    MISCELLANEOUS

A.                                    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)                                     On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

(ii)                                  Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)                               The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

B.                                    Fees and Expenses  Company acknowledges that all reasonable costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Company.

C.                                    Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.                                    Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.                                      Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

COMPANY:

CLAYTON HOLDINGS, INC.

By:	/s/ Frederick C. Herbst
Name:	Frederick C. Herbst
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:

BNP PARIBAS

By:	/s/ Charles Romano
Name:	Charles Romano
Title:	Director

By:	/s/ Ola Anderson
Name:	Ola Anderson
Title:	Director

GUARANTORS:

CLAYTON SERVICES, INC.

By:	/s/ Frederick C. Herbst
Name:	Frederick C. Herbst
Title:	Chief Financial Officer

FIRST MADISON SERVICES, INC.

By:	/s/ Frederick C. Herbst
Name:	Frederick C. Herbst
Title:	Chief Financial Officer

QUANTUM SERVICING CORPORATION

By:	/s/ Steven Cohen
Name:	Steve Cohen
Title:	Vice President and Secretary

CLAYTON FIXED INCOME SERVICES INC.

By:	/s/ Frederick C. Herbst
Name:	Frederick C. Herbst
Title:	President

CLAYTON IPS CORPORATION

By:	/s/ Frederick C. Herbst
Name:	Frederick C. Herbst
Title:	Chief Executive Officer